Exhibit 99.1

Trupanion Reports Second Quarter 2023 Results

SEATTLE, WA. August 3, 2023 -- Trupanion, Inc. (Nasdaq: TRUP), the leading provider of medical insurance for cats and dogs, today announced financial results for the second quarter ended June 30, 2023.

“In the second quarter, we saw early signs of margin expansion while exercising discipline in our capital deployment. As a result, we delivered sequential improvement in free cash flow, marking progress towards our goal of being free cash flow positive in the fourth quarter of 2023,” said Darryl Rawlings, Trupanion’s founder, CEO and Chair of the Board.

Second Quarter 2023 Financial and Business Highlights

•Total revenue was $270.6 million, an increase of 23% compared to the second quarter of 2022.
•Total enrolled pets (including pets from our other business segment) was 1,679,659 at June 30, 2023, an increase of 25% over the second quarter of 2022.
•Subscription business revenue was $173.3 million, an increase of 19% compared to the second quarter of 2022 (20% on a constant currency basis).
•Subscription enrolled pets was 943,958 at June 30, 2023, an increase of 23% over the second quarter of 2022.
•Net loss was $(13.7) million, or $(0.33) per basic and diluted share, compared to net loss of $(13.6) million, or $(0.33) per basic and diluted share, in the second quarter of 2022.
•Adjusted EBITDA was $(3.2) million, compared to adjusted EBITDA of $(1.7) million in the second quarter of 2022.
•Operating cash flow was $(3.4) million and free cash flow was $(8.1) million in the second quarter of 2023. This compared to operating cash flow of $(3.1) million and free cash flow of $(7.1) million in the second quarter of 2022. Sequentially, free cash flow improved $3.9 million from the first quarter of 2023.

First Half 2023 Financial and Business Highlights

•Total revenue was $526.9 million, an increase of 24% compared to the first half of 2022.
•Subscription business revenue was $338.5 million, an increase of 18% compared to the first half of 2022 (20% on a constant currency basis).
•Net loss was $(38.5) million, or $(0.93) per basic and diluted share, compared to net loss of $(22.5) million, or $(0.55) per basic and diluted share, in the first half of 2022. Net loss for the six months ended June 30, 2023 included $4.2 million, or $0.10 per basic and diluted share, of non-recurring expenses
•Adjusted EBITDA was $(8.1) million, compared to adjusted EBITDA of $(0.5) million in the first half of 2022.
•Operating cash flow was $(10.3) million and free cash flow was $(20.2) million in the first half of 2023. This compared to operating cash flow of $(6.7) million and free cash flow of $(14.2) million in the first half of 2022.
•At June 30th, 2023, the Company held $236.1 million in cash and short-term investments. The Company maintained $213.1 million of capital surplus at its insurance subsidiaries. This was $57.3 million more than the estimated risk-based capital requirement of $155.8 million. In addition to these insurance entities, the Company held $25.4 million in cash & short-term investments at the end of the quarter, with additional $40 million available under its credit facility.

Conference Call
Trupanion’s management will host a conference call today to review its second quarter 2023 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at https://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-877-300-8521 (United States) or 1-412-317-6026 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 10180014.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada, Europe, Puerto Rico and Australia with over 900,000 pets enrolled. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance with unlimited payouts for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Omega General Insurance Company. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including over financial reporting; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; and our ability to retain key personnel.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Condensed Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)
Revenue:
Subscription business	$173,253	$145,808	$338,463	$285,647
Other business	97,313	73,603	188,432	139,763
Total revenue	270,566	219,411	526,895	425,410
Cost of revenue:
Subscription business(1)	151,520	122,440	297,611	237,703
Other business	89,673	68,388	173,565	129,230
Total cost of revenue(2)	241,193	190,828	471,176	366,933
Operating expenses:
Technology and development(1)	5,232	6,396	10,132	11,625
General and administrative(1)	13,136	9,227	34,153	18,593
New pet acquisition expense(1)	20,769	22,982	42,411	44,609
Depreciation and amortization	3,253	2,707	6,455	5,424
Total operating expenses	42,390	41,312	93,151	80,251
Gain (loss) from investment in joint venture	(73)	(42)	(144)	(111)
Operating loss	(13,090)	(12,771)	(37,576)	(21,885)
Interest expense	2,940	1,193	5,327	1,272
Other income, net	(2,078)	(365)	(3,980)	(679)
Loss before income taxes	(13,952)	(13,599)	(38,923)	(22,478)
Income tax expense (benefit)	(238)	19	(429)	(5)
Net loss	$(13,714)	$(13,618)	$(38,494)	$(22,473)

Net loss per share:
Basic and diluted	$(0.33)	$(0.33)	$(0.93)	$(0.55)
Weighted average shares of common stock outstanding:
Basic and diluted	41,383,411	40,738,738	41,246,411	40,660,797

(1)Includes stock-based compensation expense as follows:	Three Months Ended June 30,		Six Months Ended June 30,

	2023	2022	2023	2022
Cost of revenue	$1,307	$1,830	$2,625	$3,666
Technology and development	627	1,101	1,335	2,009
General and administrative	2,948	3,066	11,167	5,489
New pet acquisition expense	1,755	2,637	3,841	5,019
Total stock-based compensation expense	$6,637	$8,634	$18,968	$16,183

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Veterinary invoice expense	$206,738	$157,616	$400,875	$302,542
Other cost of revenue	34,455	33,212	70,301	64,391
Total cost of revenue	$241,193	$190,828	$471,176	$366,933

Trupanion, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)
	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$118,417	$65,605
Short-term investments	117,648	156,804
Accounts and other receivables, net of allowance for doubtful accounts of $701 at June 30, 2023 and $540 at December 31, 2022	265,648	232,439
Prepaid expenses and other assets	18,882	14,248
Total current assets	520,595	469,096
Restricted cash	18,131	19,032
Long-term investments	9,818	7,841
Property, equipment and internal-use software, net	97,984	90,701
Intangible assets, net	21,633	24,031
Other long-term assets	18,153	18,943
Goodwill	43,877	41,983
Total assets	$730,191	$671,627
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,918	$9,471
Accrued liabilities and other current liabilities	29,893	32,616
Reserve for veterinary invoices	56,202	43,734
Deferred revenue	236,545	202,692
Long-term debt - current portion	1,100	1,103
Total current liabilities	330,658	289,616
Long-term debt	102,934	68,354
Deferred tax liabilities	2,940	3,392
Other liabilities	4,901	4,968
Total liabilities	441,433	366,330
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 42,498,924 and 41,470,738 issued and outstanding at June 30, 2023; 42,041,344 and 41,013,158 shares issued and outstanding at December 31, 2022	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	519,450	499,694
Accumulated other comprehensive loss	(4,102)	(6,301)
Accumulated deficit	(210,056)	(171,562)
Treasury stock, at cost: 1,028,186 shares at June 30, 2023 and December 31, 2022	(16,534)	(16,534)
Total stockholders’ equity	288,758	305,297
Total liabilities and stockholders’ equity	$730,191	$671,627

Trupanion, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)
Operating activities
Net loss	$(13,714)	$(13,618)	$(38,494)	$(22,473)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	3,253	2,707	6,455	5,424
Stock-based compensation expense	6,637	8,634	18,968	16,183
Other, net	(188)	5	(585)	(74)
Changes in operating assets and liabilities:
Accounts and other receivables	(17,337)	(15,312)	(33,184)	(39,127)
Prepaid expenses and other assets	552	(761)	(3,213)	(2,821)
Accounts payable, accrued liabilities, and other liabilities	(1,316)	2,509	(6,464)	703
Reserve for veterinary invoices	7,833	(1,785)	12,439	(2,998)
Deferred revenue	10,875	14,491	33,811	38,463
Net cash provided by (used in) operating activities	(3,405)	(3,130)	(10,267)	(6,720)
Investing activities
Purchases of investment securities	(45,136)	(24,476)	(79,931)	(47,368)
Maturities and sales of investment securities	43,859	19,013	117,652	31,212
Purchases of property, equipment, and internal-use software	(4,735)	(3,926)	(9,919)	(7,479)
Other	483	(1,497)	583	(1,502)
Net cash provided by (used in) investing activities	(5,529)	(10,886)	28,385	(25,137)
Financing activities
Proceeds from debt financing, net of financing fees	—	(32)	35,130	54,431
Repayment of debt financing	(435)	(150)	(1,042)	(150)
Repurchases of common stock	—	(5,751)	—	(5,751)
Proceeds from exercise of stock options	513	571	653	1,171
Shares withheld to satisfy tax withholding	(171)	(632)	(1,024)	(2,930)
Net cash provided by (used in) financing activities	(93)	(5,994)	33,717	46,771
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	(184)	(835)	76	(696)
Net change in cash, cash equivalents, and restricted cash	(9,211)	(20,845)	51,911	14,218
Cash, cash equivalents, and restricted cash at beginning of period	145,759	135,932	84,637	100,869
Cash, cash equivalents, and restricted cash at end of period	$136,548	$115,087	$136,548	$115,087

The following tables set forth our key operating metrics:

	Six Months Ended June 30,
	2023	2022
Total Business:
Total pets enrolled (at period end)	1,679,659	1,348,145
Subscription Business:
Total subscription pets enrolled (at period end)	943,958	770,318
Monthly average revenue per pet	$64.00	$64.24
Lifetime value of a pet, including fixed expenses	$470	$713
Average pet acquisition cost (PAC)	$241	$305
Average monthly retention	98.61%	98.74%

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
Total Business:
Total pets enrolled (at period end)	1,679,659	1,616,865	1,537,573	1,439,605	1,348,145	1,267,253	1,176,778	1,104,376
Subscription Business:
Total subscription pets enrolled (at period end)	943,958	906,369	869,862	808,077	770,318	736,691	704,333	676,463
Monthly average revenue per pet	$64.41	$63.58	$63.11	$63.80	$64.26	$64.21	$63.89	$63.60
Lifetime value of a pet, including fixed expenses	$470	$541	$641	$673	$713	$730	$717	$697
Average pet acquisition cost (PAC)	$236	$247	$283	$268	$309	$301	$306	$280
Average monthly retention	98.61%	98.65%	98.69%	98.71%	98.74%	98.75%	98.74%	98.72%

Total pets enrolled and total subscription pets enrolled include pet enrollments in European markets, where policies are currently underwritten by third parties and Trupanion is acting as an insurance broker. Per pet metrics, however, exclude these European policies, as their revenue is currently earned from commissions, as opposed to the gross underwriting premiums earned by the remainder of our subscription business.

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash used in operating activities	$(3,405)	$(3,130)	$(10,267)	$(6,720)
Purchases of property, equipment, and internal-use software	(4,735)	(3,926)	(9,919)	(7,479)
Free cash flow	$(8,140)	$(7,056)	$(20,186)	$(14,199)

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Veterinary invoice expense	$206,738	$157,616	$400,875	$302,542
Less:
Stock-based compensation expense[1]	(856)	(1,022)	(1,695)	(2,195)
Other business cost of paying veterinary invoices	(72,443)	(50,378)	(137,592)	(94,714)
Subscription cost of paying veterinary invoices (non-GAAP)	$133,439	$106,216	$261,588	$205,633
% of subscription revenue	77.0%	72.8%	77.3%	72.0%

Other cost of revenue	$34,455	$33,212	$70,301	$64,391
Less:
Stock-based compensation expense[1]	(428)	(754)	(876)	(1,385)
Other business variable expenses	(17,230)	(18,010)	(35,973)	(34,516)
Subscription variable expenses (non-GAAP)	$16,797	$14,448	$33,452	$28,490
% of subscription revenue	9.7%	9.9%	9.9%	10.0%

Technology and development expense	$5,232	$6,396	$10,132	$11,625
General and administrative expense	13,136	9,227	34,153	18,593
Less:
Stock-based compensation expense[1]	(3,497)	(4,085)	(12,318)	(7,311)
Non-recurring transaction or restructuring expenses[2]	(65)	—	(4,167)	—
Development expenses[3]	(925)	(2,012)	(1,823)	(3,270)
Fixed expenses (non-GAAP)	$13,881	$9,526	$25,977	$19,637
% of total revenue	5.1%	4.3%	4.9%	4.6%

New pet acquisition expense	$20,769	$22,982	$42,411	$44,609
Less:
Stock-based compensation expense[1]	(1,722)	(2,601)	(3,754)	(4,929)
Other business pet acquisition expense	(62)	(186)	(113)	(295)
Subscription acquisition cost (non-GAAP)	$18,985	$20,195	$38,544	$39,385
% of subscription revenue	11.0%	13.9%	11.4%	13.8%

[1]Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.1 million and $0.3 million for the three and six months ended June 30, 2023, respectively.

[2]Consists of business acquisition transaction expenses, severance and legal costs due to certain executives' departures, and a $3.8 million non-recurring settlement of accounts receivable in the first quarter of 2023 related to uncollected premiums in connection with the transition of underwriting a third-party business to other insurers.

3As we enter the next phase of our growth, we expect to invest in initiatives that are pre-revenue, including adding new products and international expansion. These development expenses are costs related to product exploration and development that are pre-revenue and historically have been insignificant. We view these activities as uses of our adjusted operating income separate from pet acquisition spend.

The following tables reflect the reconciliation of new pet acquisition expense, previously called "sales and marketing", to acquisition cost and net acquisition cost (in thousands):

	Six Months Ended June 30,
	2023	2022
New pet acquisition expense	$42,411	$44,609
Excluding:
Stock-based compensation expense	(3,754)	(4,929)
Acquisition cost	38,657	39,680
Net of:
Sign-up fee revenue	(2,408)	(2,454)
Other business segment pet acquisition expense	(113)	(295)
Pet acquisition expense for commission-based policies	(1,815)	—
Net acquisition cost	$34,321	$36,931

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
New pet acquisition expense	$20,769	$21,642	$22,457	$22,434	$22,982	$21,627	$19,845	$19,708
Excluding:
Stock-based compensation expense	(1,722)	(2,032)	(2,079)	(2,108)	(2,601)	(2,328)	(2,136)	(2,112)
Acquisition cost	19,047	19,610	20,378	20,326	20,381	19,299	17,709	17,596
Net of:
Sign-up fee revenue	(1,189)	(1,219)	(1,191)	(1,339)	(1,252)	(1,202)	(1,162)	(1,268)
Other business segment pet acquisition expense	(62)	(51)	(65)	(181)	(186)	(109)	(76)	(134)
Pet acquisition expense for commission-based policies	(888)	(927)	(443)	—	—	—	—	—
Net acquisition cost	$16,908	$17,413	$18,679	$18,806	$18,943	$17,988	$16,471	$16,194

The following tables reflect the reconciliation of adjusted EBITDA to net loss (in thousands):

	Six Months Ended June 30,
	2023	2022
Net loss	$(38,494)	$(22,473)
Excluding:
Stock-based compensation expense	18,643	15,819
Depreciation and amortization expense	6,455	5,424
Interest income	(3,780)	(394)
Interest expense	5,327	1,272
Other non-operating expenses	—	(1)
Income tax benefit	(429)	(5)
Non-recurring transaction or restructuring expenses	4,167	—
(Gain) loss from equity method investment	—	(131)
Adjusted EBITDA	$(8,111)	$(489)

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
Net loss	$(13,714)	$(24,780)	$(9,285)	$(12,914)	$(13,618)	$(8,855)	$(7,042)	$(6,819)
Excluding:
Stock-based compensation expense	6,503	12,140	8,412	8,306	8,462	7,358	6,808	6,443
Depreciation and amortization expense	3,253	3,202	2,897	2,600	2,707	2,717	2,770	2,944
Interest income	(2,051)	(1,729)	(1,614)	(1,018)	(297)	(97)	(80)	(85)
Interest expense	2,940	2,387	1,587	1,408	1,193	79	9	—
Other non-operating expenses	—	—	—	—	(1)	—	—	(1)
Income tax expense (benefit)	(238)	(191)	(15)	496	19	(24)	1,034	(312)
Non-recurring transaction or restructuring expenses	65	4,102	193	179	—	—	—	—
(Gain) loss from equity method investment	—	—	—	—	(131)	—	—	—
Adjusted EBITDA	$(3,242)	$(4,869)	$2,175	$(943)	$(1,666)	$1,178	$3,499	$2,170

Contacts:

Investors:
Laura Bainbridge
Senior Vice President, Corporate Communications
Investor.Relations@trupanion.com